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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2008

Level 3 Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15658 (Commission File Number)	47-0210602 (IRS employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado 80021
(Address of principal executive offices) (Zip code)

720-888-1000
(Registrant's telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        As previously disclosed by Level 3 Communications, Inc. (the "Company"), on November 17, 2008, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with certain investors named therein (the "Original Investors") in connection with the offering and sale by the Company of $400,000,000 aggregate principal amount of its 15% Convertible Senior Notes due 2013 (the "New Notes"). The Company previously filed a copy of the Securities Purchase Agreement as Exhibit 10.1 to its Form 8-K, dated November 18, 2008. Following the execution of the Securities Purchase Agreement, certain of the Original Investors (the "Transferor Investors") assigned their right to purchase New Notes under the Securities Purchase Agreement to certain of their affiliates (the "Transferee Investors").

        The New Notes are being issued to fund the purchase, together with cash on hand, of any and all of the Company's outstanding 2.875% Convertible Senior Notes due 2010 (the "2010 Senior Notes"), 6% Convertible Subordinated Notes due 2010 (the "2010 Subordinated Notes") and 6% Convertible Subordinated Notes due 2009 (the "2009 Notes" and, together with the 2010 Senior Notes and the 2010 Subordinated Notes, the "Tender Offer Notes"), pursuant to the Company's three previously announced tender offers (the "Tender Offers").

        On December 16, 2008, the Company, the Transferee Investors and the Original Investors other than the Transferor Investors (collectively, the "Investors") entered into an amendment (the "SPA Amendment") to the Securities Purchase Agreement. The SPA Amendment reduces, to $162,000,000 and $173,000,000, respectively, the minimum aggregate principal amount of 2010 Senior Notes and 2010 Subordinated Notes that must be accepted for payment in the Tender Offers for those Tender Offer Notes as a condition to the Investors' obligation to purchase the New Notes.

        The foregoing discussion of the SPA Amendment is qualified in its entirety by reference to the SPA Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 8.01    Other Events.

        On December 16, 2008, the Company announced that it has reduced the minimum tender condition for each of its three previously announced Tender Offers to purchase for cash any and all of its outstanding Tender Offer Notes, as reflected in the table below. In addition, the Company announced that the expiration date for each Tender Offer has been extended to 12:00 midnight, New York City time, on December 22, 2008. Each Tender Offer remains subject to all other terms and conditions set forth in the Offer to Purchase dated November 17, 2008. A copy of the press release announcing the reduction of the minimum tender conditions and the extension of the expiration date of the Tender Offers is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

        The Company's obligation to accept for payment, and to pay for, any Tender Offer Notes in a series validly tendered pursuant to a Tender Offer is now subject to, among other things, there being validly tendered and not validly withdrawn on or prior to December 22, 2008 at least such principal amount of Tender Offer Notes in that series set forth in the table below under "Revised Minimum Tender Condition."

Title of Security	Outstanding Principal Amount	Revised Minimum Tender Condition
2.875% Convertible Senior Notes due 2010	$354,541,000	$162,000,000
6% Convertible Subordinated Notes due 2010	$481,666,000	$173,000,000
6% Convertible Subordinated Notes due 2009	$305,135,000	$135,000,000

        As of September 30, 2008, after giving pro forma effect to (i) the offering of the New Notes (assuming that $400 million aggregate principal amount of New Notes is sold in the offering), (ii) the exchange in October 2008 of $108,201,000 aggregate principal amount of the Company's indebtedness for shares of its common stock pursuant to separate exchange agreements with institutional holders of such indebtedness, as described in the prospectus supplement filed by the Company with the Securities and Exchange Commission on November 17, 2008 and (iii) the purchase of $470,000,000 aggregate principal amount of the Company's indebtedness pursuant to the Tender Offers (assuming that the revised minimum principal amount of each series of Tender Offer Notes required to be purchased by the Company under the Tender Offers as set forth under "Revised Minimum Tender Condition" in the table above is so purchased) for an aggregate purchase price of $345,740,000 with the net proceeds of the offering of the New Notes, the Company would have had an aggregate of approximately $6.472 billion of indebtedness, excluding intercompany liabilities, of which approximately $1.4 billion constituted secured indebtedness consisting of its guarantee of its wholly-owned subsidiary's senior secured credit facility, approximately $2.809 billion consisted of its guarantee of its wholly-owned subsidiary's senior unsecured debt and none of which constituted subordinated indebtedness.

Item 9.01    Financial Statements and Exhibits

  (a)
  Financial Statements of Business Acquired

          None

  (b)
  Pro Forma Financial Information

          None

  (c)
  Shell Company Transactions

          None

  (d)
  Exhibits

  10.1
  Amendment No. 1 to Securities Purchase Agreement, dated as of December 16, 2008, by and among the Company and the investors party thereto.

  99.1
  Press Release, dated December 16, 2008.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Level 3 Communications, Inc.
	By:	/s/ Neil J. Eckstein
Name: Neil J. Eckstein, Title: Senior Vice President
Date: December 16, 2008

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits
SIGNATURES